UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 20, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road
Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 20, 2012, AdCare Oklahoma Management, LLC (“ADK Oklahoma”), a subsidiary of AdCare Health Systems, Inc. (the “Company”), entered into a Management Fee Subordination Agreement (the “Subordination Agreement”) with Gemino Healthcare Finance, LLC (“Gemino”), which was agreed to and acknowledged by certain entities (the “Oklahoma Entities”) controlled by Chris Brogdon, the Company’s Vice Chairman and Chief Acquisition Officer and a beneficial owner of greater than 10% of the Company’s outstanding common stock.  Although the Company does not have any equity interest in the Oklahoma Entities, as of September 30, 2012 the Company consolidates the results of the Oklahoma Entities with the Company’s results because the Company has determined that the Oklahoma Entities are variable interest entities with the Company having control as a primary beneficiary.

Pursuant to the Subordination Agreement, ADK Oklahoma has agreed to subordinate its right to payment of all obligations owing by the Oklahoma Entities to ADK Oklahoma pursuant to that certain Management Agreement, dated September 19, 2011, between ADK Oklahoma and the Oklahoma Entities (the “Management Agreement”), to all obligations of the Oklahoma Entities owing to Gemino under that certain Credit Agreement, dated December 20, 2012, between the Oklahoma Entities and Gemino (the “Oklahoma Entities Credit Agreement”); provided, however, that ADK Oklahoma may accept the fees payable by the Oklahoma Entities to ADK Oklahoma under the Management Agreement so long as no event of default or unmatured event of default has occurred or is continuing under the Oklahoma Entities Credit Agreement and no event of default or unmatured event of default under the Oklahoma Entities Credit Agreement would result from the payment of such fees. Pursuant to the Management Agreement, ADK Oklahoma supervises the management of the five skilled nursing facilities located in Oklahoma (collectively, the “Oklahoma Facilities”) which are owned by the Oklahoma Entities for a management fee equal to 5% of monthly gross revenues of the Oklahoma Facilities.

The Oklahoma Entities Credit Agreement provides for a $1,000,000 principal amount senior secured revolving credit facility which matures on January 31, 2014 and accrues interest at an annual rate of 4.75% plus the current LIBOR rate. Payments of interest are payable monthly.  The Oklahoma Entities Credit Agreement is secured by a first priority security interest in, among other things, accounts receivable and cash.  The Oklahoma Entities Credit Agreement contains various financial covenants and other restrictions, including a fixed charge coverage ratio and maximum loan turn days, as well as a borrowing base restriction, and also contains customary events of default.  Upon the occurrence of an event of default, Gemino may cause the maturity of the obligations under the Oklahoma Entities Credit Agreement to be accelerated.

In addition, a subsidiary of the Company is a borrower under a separate $2,000,000 credit facility with Gemino further described in Item 2.03 of this Current Report on Form 8-K.

For a further description of the Company’s relationship with Mr. Brogdon, see the information set forth in: (i) the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2012; (ii) the section entitled “Note to Consolidated Financial Statements — Note 21. Related Party Transactions” of the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (iii) the section entitled “Item 15. Related Party Transactions” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; and (iv) the section entitled “Hembree” on the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2012.

The information set forth under Item 2.03 of this Current Report is incorporated by reference into Item 1.01 of this Current Report.

Item 1.02                                           Termination of a Material Definitive Agreement.

On December 20, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of the Company, terminated that certain previously announced Purchase and Sale Agreement (the “Selma Purchase Agreement”), dated November 21, 2012, among Park Place Nursing & Rehabilitation Center, LLC, Homewood of Selma, L.L.C., Homewood of Greenville, L.L.C., Dunn Nursing Home, Inc., Wood Properties of Selma, L.L.C. and Wood Properties of Greenville, L.L.C. (collectively, the “Sellers”) and AdCare Holdings pursuant to which AdCare Holdings had the right to acquire certain land, buildings, improvements, furniture, fixtures and equipment comprising three facilities known as: (i) Park Place Nursing & Rehabilitation Center located in Selma, Alabama; (ii) Homewood of Selma located in Selma, Alabama; and (iii) Homewood of Greenville located in Greenville, Alabama (collectively, the “Alabama Facilities”) for an aggregate purchase price of $9,500,000.

AdCare Holdings exercised its right to terminate the Selma Purchase Agreement before the expiration of the period during which AdCare Holdings was permitted to perform a physical inspection of the Alabama Facilities.  As a result of the termination of the Selma Purchase Agreement, an amount of $50,000 previously deposited by AdCare Holdings into escrow to be held as earnest money was delivered by the escrow agent to the Sellers, and the remaining $200,000 in escrow was returned to AdCare Holdings.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2012, ADK Bonterra/Parkview, LLC (“Bonterra”), a wholly owned subsidiary of the Company, entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with Gemino, which amended that certain Credit Agreement, dated April 27, 2011, between Bonterra and Gemino (as amended, the “Bonterra Credit Facility”).  The Third Amendment, among other things (i) amended the financial covenant in the Bonterra Credit Facility regarding maximum loan turn days to include the maximum loan turn days of the Oklahoma Entities under the Oklahoma Entities Credit Agreement in calculating such covenant and (ii) acknowledges that Bonterra shall not be obligated, directly or indirectly, for any indebtedness or obligations of the Oklahoma Entities to Gemino, including any indebtedness or obligations under the Oklahoma Entities Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer